EXHIBIT 10.3

August 14, 2014

Adam White

Dear Adam:

Reference is made to the letter (“Position Letter”) dated July 22, 2011, setting out your position of Senior Vice President, Global Sales for International Rectifier Corporation (“Company”).

The purpose of this letter is to supplement the terms of the Position Letter to memorialize an increase in base salary and elimination of car allowance effective as of the commencement of the Company’s 2015 fiscal year (“Effective Date”), as follows:

1.	Effective as of the Effective Date, your annual salary is increased from $338,400 per year to $345,400 per year; and

2.	Effective as of the Effective Date, all references in the Position Letter to “Car Allowance” are hereby deleted and there shall be no further benefits thereunder.

Except as modified hereby, the Position Letter remains unmodified.

Please indicate your agreement with the foregoing by signing where indicated below.

Regards,

INTERNATIONAL RECTIFIER CORPORATION

/s/ Lawrence Michlovich
By: Lawrence Michlovich
Its: Assistant Secretary

Acknowledged and agreed:

/s/ Adam White
Adam White
Date: 8/14/2014